EXHIBIT 99.1

Byline Bancorp, Inc. Completes the Acquisition of First Evanston Bancorp

Chicago, IL, May 31, 2018 – Byline Bancorp, Inc. (NYSE: BY), the holding company of Byline Bank, today announced that it has completed its acquisition of First Evanston Bancorp, Inc. (“First Evanston”), the parent company of First Bank & Trust.  As a result of the transaction, First Bank & Trust has now merged into Byline Bank.  The transaction brings Byline’s total assets to approximately $4.4 billion, based on information as of March 31, 2018.
“We are excited to welcome First Bank and Trust customers and employees to the Byline team,” said Alberto Paracchini, President and CEO of Byline Bank.  “Together we are focused on providing a first rate experience for our customers and impassioned support for our communities.”
Under the terms of the merger agreement, each share of First Evanston’s common stock  was converted into the right to receive: (1) 3.994 shares of Byline’s common stock, and (2) an amount in cash equal to $27.0 million divided by the number of outstanding shares of First Evanston’s common stock as of the closing date, with cash paid in lieu of any fractional shares.  The value of the total merger consideration at closing was approximately $178.6 million.
Also in connection with the closing of the transaction, Robert R. Yohanan, First Evanston's Chief Executive Officer, was appointed to the Board of Directors of Byline and Byline Bank.
About Byline Bancorp, Inc.
Headquartered in Chicago, Byline Bancorp, Inc. is the parent company for Byline Bank, a full service commercial bank serving small- and medium-sized businesses, financial sponsors, and consumers. Byline Bank has over $4.0 billion in assets and operates over 50 full service branch locations throughout the Chicago and Milwaukee metropolitan areas. Byline Bank offers a broad range of commercial and retail banking products and services including small ticket equipment leasing solutions and is one of the top 10 Small Business Administration lenders in the United States.
Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of Byline.  Forward-looking statements, which may be based upon beliefs, expectations and assumptions of Byline’s management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions.  All statements in this press release speak only as of the date they are made, and Byline does not undertake any obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond the ability of Byline to control or predict, could cause actual results to differ materially from those in such forward-looking statements.  These factors include, among others: (1) the possibility that any of the anticipated benefits of the transaction will not be realized or will not be realized within the expected time period; (2) the risk that integration of Byline’s and First Evanston’s operations will be materially delayed or will be more costly or difficult than expected;  (3) the effect of the merger on customer relationships and operating results; and (4) other risks detailed from time to time in filings made by Byline with the SEC. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning factors that could materially affect Byline’s financial results are included in Byline’s filings with the SEC.

Byline Bancorp, Inc.

These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning factors that could materially affect Byline’s financial results are included in Byline’s filings with the SEC.

Contacts:

Investors:               Media:
Allyson Pooley/Tony Rossi        Erin O’Neill
Financial Profiles, Inc.           Director of Marketing
IRBY@bylinebank.com          Byline Bank
                    773-475-2901
                    eoneill@bylinebank.com